Exhibit (a)(1)(B)
INVENTRUST PROPERTIES CORP.
TRANSFER AGREEMENT

Capitalized terms that are not defined below are defined on Page 2, the signature side of this Transfer Agreement.

To participate in the Offer, a duly executed copy of this Transfer Agreement and any other documents required by this Transfer Agreement must be received by the Tender Service Agent prior to the Expiration Date. The method of delivery of all documents is at the election and risk of the tendering Stockholder. Subject to and effective upon acceptance for payment, by signing and delivering this Transfer Agreement, Stockholder hereby sells, assigns, transfers and delivers, and irrevocably directs any custodian or trustee to sell, assign, transfer and deliver to the Purchaser, all of Stockholder’s right, title and interest in the number of Shares of the Company set forth above Stockholder’s signature on Page 2 hereof, at the Cash Price per Share, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 30, 2017, the receipt of which is hereby acknowledged.

Stockholder hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact and proxy of Stockholder with respect to all tendered Shares, with full power of substitution (such power of attorney and proxy being deemed to be an irrevocable power and proxy coupled with an interest), to deliver such Shares and transfer ownership of such Shares on the Company’s books, together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Purchaser, to execute and deliver in the name and on behalf of Stockholder any and all instruments or documents the Company or its transfer agent may request in order to complete the transfer (including without limitation any additional agreement of transfer, representation and warranty, indemnity, confirmation of intention to sell Shares, or other forms required by the Company or its transfer agent), to provide notice to revoke or withdraw all prior tenders of Shares (which prior tenders are hereby revoked and withdrawn by Stockholder), to obtain confirmation of the number of Shares held by Stockholder, to direct any custodian or trustee holding record title to the Shares to do any of the foregoing, including the execution and delivery of a copy of this Transfer Agreement, and upon acceptance for payment of the Shares by the Purchaser, to change the address of record, to receive all benefits and to exercise all voting rights after the close of business on the day prior to the Expiration Date and otherwise exercise all rights of beneficial ownership of such Shares.  The Purchaser may assign this right to the Tender Service Agent without notice to the Stockholder.

Stockholder hereby agrees, with respect to Shares purchased pursuant to the Offer, that: Shares will include any and all securities into which the Shares may be converted and any securities distributed with respect to the Shares from and after the Offer Date; Stockholder assigns to the Purchaser all of the Stockholder’s rights to receive dividends (including distributions of stock) from the Company, other than dividends paid on or before the Expiration Date; Stockholder assigns to the Purchaser all rights to any unpaid proceeds from or as a result of any claim, litigation, class or derivative action brought by or for the benefit of the shareholders with respect to such Shares, regardless of when the claims brought pursuant to such action accrued; and all prior proxies and consents given by Stockholder with respect to such Shares will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective). By checking the box to “sell ALL your Shares”, you agree to sell any and all Shares you acquire pursuant to the Company’s dividend reinvestment plan, including those shares purchased with a dividend paid following the expiration of the Offer before the transfer of your Shares. Upon request, Stockholder will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, and purchase of such Shares, including obtaining a Medallion Signature Guarantee if necessary (which may be required for transfer; but the lack thereof does not affect the validity of this contract between Stockholder and the Purchaser).

Stockholder hereby represents and warrants to the Purchaser that Stockholder owns all Shares tendered pursuant to the Offer; that Stockholder has full power and authority to validly sell, assign, transfer and deliver such Shares to the Purchaser; and that when any such Shares are accepted for payment by the Purchaser, the Purchaser will acquire good and marketable title thereto, free and clear of all liens, options, restrictions, charges, encumbrances, adverse claims or other interests.  If Stockholder is an entity, the signing person represents and warrants that he has authority to sign this document on behalf of such entity.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity or dissolution of Stockholder and any obligations of Stockholder shall be binding upon the heirs, personal representatives, successors and assigns of Stockholder. Except as stated in the Offer to Purchase, this tender is irrevocable. Stockholder acknowledges and agrees that a tender of Shares to the Purchaser will constitute a binding agreement between Stockholder and the Purchaser upon the terms and subject to the conditions of the Offer. Stockholder recognizes the right of the Purchaser to effect a change of address to the Purchaser’s name and address. Stockholder recognizes that under certain circumstances set forth in the Offer to Purchase (including proration), the Purchaser may not be required to accept for payment any or all of the Shares tendered hereby; and in such event this Transfer Agreement will be effective to transfer only those Shares accepted for payment by the Purchaser and any Transfer Agreement not accepted for payment may be destroyed by the Purchaser.

Stockholder hereby certifies, under penalty of perjury, that: the number shown on this agreement as Stockholder’s Social Security or Tax ID Number is correct; Stockholder is not subject to backup withholding; and Stockholder, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).  Stockholder understands that this certification may be disclosed to the Internal Revenue Service by the Purchaser and that any false statements contained herein could be punished by fine or imprisonment.

STOCKHOLDER AGREES TO LIMITED POWER OF ATTORNEY The undersigned Stockholder agrees and does hereby appoint CFX Direct, LLC, a Delaware limited liability company (“CFX”), to be the true and legal attorney-in-fact, with full power to execute, acknowledge, record, file, deliver and receive any and all contracts, agreements, letter agreements, documents, instruments, and reports, and to take any and all other actions on behalf of the undersigned that are or may be required or appropriate in connection with the transfer of the interest in InvenTrust Properties Corp.  The undersigned further gives and grants CFX full power and authority to perform every act necessary or proper to be done in the exercise of any of the forgoing as fully as the undersigned might or could do if personally present, and hereby ratify and confirm and agree to ratify and confirm whatsoever CFX shall do or purport to do in the exercise of the power hereby conferred.  CFX may assign this right.

Arbitration Agreement: By tendering your Shares, you agree that any dispute, claim, or controversy you may have with Purchaser or the Tender Service Agent arising out of or related to this Offer, including the determination of the scope or applicability of this agreement to arbitrate, or a purchase of Shares shall be resolved by binding arbitration in New York, New York. The arbitration shall be administered by JAMS pursuant to its Arbitration Rules and Procedures (“Rules”). Any dispute or claim arising out of or related to the Transfer Agreement or this Arbitration Agreement that, for any reason, is not arbitrated, will be subject to the exclusive jurisdiction of the State of New York and federal courts located in New York, New York, and Purchaser and Stockholder expressly submit and consent to the exclusive jurisdiction of such courts located in New York County, New York, and waive all defenses to jurisdiction and venue.

To complete the Transfer Agreement and any other required documents online, please go to http://www.cfxtender.com/InvenTrust.  Mailed originals of the Transfer Agreement, properly completed and duly executed, will also be accepted.  The method of delivery of all documents is at the election and risk of the tendering Stockholder.  Mailed originals of the Transfer Agreement and any other required documents should be sent or delivered by each stockholder to the Tender Service Agent at the address set forth below:

SEND ORIGINAL, IF NOT COMPLETED ONLINE, TO:
CFX Direct LLC
226 W. Ojai Ave., #101-512
Ojai, CA  93023

INVENTRUST PROPERTIES CORP.
TRANSFER AGREEMENT

The Offer to Purchase, dated October 30, 2017 (“Offer Date”), as it may be supplemented or amended (the “Offer to Purchase”), and this Transfer Agreement (including the terms on Page 1 hereof) together constitute the “Offer” referenced herein for Shares of Common Stock of InvenTrust Properties Corp. (the “Company”).

To tender your shares pursuant to the Offer, please complete all parts of this form and sign and deliver this agreement to CFX Direct, LLC.

Purchaser: Liquidity Partners Trust I	Cash Price per Share: $1.55	Offer Expires: December 1, 2017
1.  Your Stockholder Information (“Stockholder” in this agreement)
Name and Address As It Appears on your Statement of Ownership (see example)
(This is the name and address that the Company’s records show as the name in which your Shares are held)

Name:                   ______________________________________           IMPORTANT: Please provide an email
                              ______________________________________           and phone number for us to contact you
Address:              ______________________________________          Email: _____________________________
City, State, Zip:   ______________________________________          Phone: _____________________________

2.  Shares You Are Selling (“Shares” in this agreement)                             Number of Shares You Own: _________

Check here to sell ALL your Shares:  ☐ or write the number of Shares here if less than All: ________________

ONLY SELL ALL OR NONE: ☐ (check here if you wish to sell your Shares ONLY IF ALL will be purchased)
(If the above information is left blank, you will be deemed to have tendered ALL your Shares without checking the ALL OR NONE box)

3.  Stockholder Signature(s):
Signature of Owner:                                                                                                                                                                       Date: __________

      ______________________________
Print Signer’s Name:  ______________________________
Social Security or Tax ID:   __________________________
Signer’s Title, if applicable*:  ________________________
*If signature is by a person acting in the capacity of trustee, executor, administrator, attorney in fact, corporate officer, or another fiduciary or representative capacity, please indicate here
Medallion:
Signature of Co-Owner:  ___________________________                                                     Date: __________
Print Signer’s Name:   _____________________________
Social Security or Tax ID:    _________________________
Signer’s Title, if applicable*:   _______________________
*If signature is by a person acting in the capacity of trustee, executor, administrator, attorney in fact, corporate officer, or another fiduciary or representative capacity, please indicate here
Medallion:
This space for use by the Tender Service Agent to obtain Custodian Signature if needed

Signature of Custodian:  ___________________________                                                     Date: __________
Print Signer’s Name:   _____________________________
Account or Reference No.:   ________________________
Email and Phone:    _______________________________
Medallion:
4. PLEASE READ THE TRANSFER AGREEMENT INSTRUCTIONS AND PROVIDE ANY APPLICABLE DOCUMENTS AS DESCRIBED IN SUCH INSTRUCTIONS.

THE OFFER, WITHDRAWAL RIGHTS, AND PRORATION PERIOD WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON DECEMBER 1, 2017 (THE “EXPIRATION DATE”) UNLESS EXTENDED.